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                                                                   EXHIBIT 10.20

                             EMPLOYMENT AGREEMENT


      THIS EMPLOYMENT AGREEMENT (the "Agreement") is entered into and becomes effective as of August 15, 2000, by and between Carbite Golf, Inc., a British Columbia corporation, and Carbite, Inc., a California corporation which is a wholly-owned subsidiary of Carbite Golf, Inc., (collectively "Employer") and John R. Pierandozzi ("Employee").

      IN CONSIDERATION of their respective promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows.

      1.  Employment. Employer hereby engages Employee to serve as its President
          ----------
and Chief Executive Officer, and Employee hereby accepts such an engagement upon the terms and conditions set forth herein.

      2.  Term. The initial term of this Agreement shall begin on August 15,
          ----
2000 and continue until December 31, 2001, unless this Agreement is terminated earlier pursuant to Paragraph 10. This Agreement shall renew automatically for one-year periods commencing January 1, 2002 unless either party provides the other party with a notice of nonrenewal no less than sixty (60) days before the end of the initial term or any renewal term.

      3.  Duties. Employee shall perform such duties and have such
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responsibilities as are set forth in Employer's Bylaws and as directed by
Employer's Board of Directors. Employee shall perform his duties primarily in San Diego County, California.

      4.  Confidentiality. Other than in furtherance of the business of the
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Company, Employee shall not disclose any proprietary or confidential information of Employer to any third party. For purposes of this Agreement, "proprietary information" shall include, but not be limited to information regarding trade secrets (including customer lists), patent applications, vendors, suppliers, and research and development projects of Employer.

      5.   Nonsolicitation Covenant. Employee agrees that, during his employment
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with Employer, and for so long as he is receiving payments under Paragraph 12 of this Agreement after the termination of his employment, he will not, directly or indirectly, solicit or otherwise attempt to induce any employee to leave the employ of Employer.

      6.  Authority. Employee shall not have the authority, without the approval
          ---------
of the Board of Directors, to obligate the Company to any transaction outside the ordinary course of its business or to enter into any material transaction on behalf of the Company.

      7.  Personnel Policies and Procedures. Employee shall comply with the
          ---------------------------------
policies and procedures of Employer. To the extent any provision in Employer's personnel policies and procedures differs from the terms of this Agreement, the terms of this Agreement shall apply.
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      8.  Compensation. Employee's base pay shall be a minimum of $110,000 per
          ------------
year for the initial term and any renewal term(s) of the agreement plus such periodic and extraordinary compensation as is deemed appropriate by Employer's Board of Directors. Employee's minimum base pay shall increase to a minimum of $125,000 per year if and when Employee relocates to San Diego County.

      9.  Benefits.
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          a.  Vacation. Employee shall be entitled to four weeks paid vacation
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each year.

          b.  Other Benefits. Employee shall be entitled to participate in or
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receive any other benefits, including health and disability insurance, made generally available by Employer to its employees.

      10. Expenses. Employer shall reimburse Employee for reasonable and
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necessary expenses incurred by Employee in the ordinary course of business on behalf of Employer.

      11. Termination. This Agreement and the employment of Employee shall
          -----------
terminate, without notice or payment, under the following conditions:

          a.  The death of Employee;

          b. The permanent disability of Employee (permanent disability shall exist when Employee suffers from a condition of mind or body that indefinitely prevents him from further performance of his duties); or

          c. Employee engages in conduct constituting grounds for the termination of employment as set forth in Section 2924 of the California Labor Code.

      12. Severance. If Employer issues a notice of non-renewal under Paragraph
          ---------
2, Employee or Employee's estate shall continue to receive compensation provided for by this agreement for a period of three (3) months following the end of the initial term or any renewal term. If at the time of such non-renewal, Employee is living in San Diego County, the severance period shall be six (6) months. In the event of a termination of this Agreement other than pursuant to Paragraph 11, Employer shall continue to pay Employee the compensation provided for by this Agreement for the remainder of the term hereof (determined as if the termination had not occurred) or for the length of the severance period, whichever period is longer. A material change in the duties and responsibilities of Employee, or a breach of this Agreement by Employer which is unacceptable to Employee and results in his resignation shall be deemed to be a termination of this Agreement by Employer.

      13. Arbitration/Sole Remedy for Breach of Agreement. In the event of any
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dispute between Employer and Employee concerning any aspect of their employment relationship, including any disputes upon termination, all such disputes shall be resolved by binding

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arbitration before a single neutral arbitrator. The arbitration shall be governed by the Commercial Arbitration Rules of the American Arbitration Association. The arbitrator may apportion the costs of the arbitration, including arbitrator's fees, among the parties, but shall have no power to award attorneys' fees. Each party shall be responsible for its own attorneys' fees. In the event that any lawsuit is filed concerning any such dispute concurrently with the arbitration of such dispute, each of the parties hereto waives any right to provisional remedies such as attachments, temporary restraining orders, and preliminary injunctions, to which they otherwise might be entitled in such litigation.

      14. Successors and Assigns. The rights and obligations of Employer under
          ----------------------
this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of Employer. Employee shall not be entitled to assign any of his rights or obligations under this Agreement.

      15. Survival. The enforceability of Paragraphs 4, 5, 12, and 13 hereof
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shall survive the termination or expiration of this Agreement.

      16. Governing Law. This Agreement shall be interpreted, construed,
          -------------
governed and enforced in accordance to the laws of the State of California.

      17. Amendments. No amendment, modification, or waiver of the terms or
          ----------
conditions of this Agreement shall be valid unless in writing and signed by the parties hereto.

      18. Separate Terms. Each term, condition, covenant or provision of this
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Agreement shall be viewed as separate and distinct; and, in the event that any such term, covenant or provision shall be held by a court of competent jurisdiction to be invalid, the remaining provisions hereof shall continue in full force and effect.

      19. Waiver. A waiver by either party of a breach of any provision of this
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Agreement shall not constitute a general waiver or prejudice that party's right otherwise to demand strict compliance with that provision or any other provision in this Agreement.

      20. Notices. Any notice required or permitted to be given under this
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Agreement shall be sufficient if it is in writing and sent by mail, or hand delivered, to his residence, in the case of Employee, or to its principal office in the case of the Employer.

      21. Entire Agreement. This Agreement constitutes the entire Agreement
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between Employee and Employer concerning the subject matter hereof and supersedes any previous oral or written communications, representations, understandings or agreements concerning such subject matter between them. Employee understands that no representative of the Employer has been authorized to enter into any agreement or commitment with Employee which is inconsistent in any way with the terms of this Agreement.

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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.



                              CARBITE GOLF, INC.:


                              By: ___________________________

                              Name: _________________________

                              Title: __________________________



                              CARBITE, INC.:


                              By: ____________________________

                              Name: __________________________

                              Title: ___________________________



                              _________________________________
                              JOHN R. PIERANDOZZI

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